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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
NAME OF                             JURISDICTION                NAME UNDER WHICH
SUBSIDIARY                        OF INCORPORATION            BUSINESS IS CONDUCTED
----------                        ----------------            ---------------------
Venture Bank                         Washington                          Venture Bank
                                                            Venture Wealth Management

First Community Financial             Delaware              First Community Financial
Group Capital Trust I                                           Group Capital Trust I

First Community Financial             Delaware              First Community Financial
Group Capital Trust II                                         Group Capital Trust II